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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 24, 2002
                        (Date of earliest event reported)

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                               PHARMOS CORPORATION
             (Exact name of registrant as specified in its charter)

             Nevada                       0-11550               36-3207413
        (State or other                 (Commission           (IRS Employer
 jurisdiction of incorporation)         File Number)      Identification Number)

                    99 Wood Avenue South, Suite 311
                            Iselin, NJ 08830
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (732) 452-9556

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Item 5. Other Events.

On October 23, 2002, the Board of Directors of Pharmos Corporation (the "Board") approved a stockholder rights plan as set forth in the Rights Agreement, dated as of October 23, 2002, between Pharmos Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Under the Rights Agreement, each common stockholder of record as of the close of business on November 6, 2002, will receive a dividend of one right for each share of common stock held. Each right entitles the holder to purchase from the company one one-thousandth of a share of a new series of participating preferred stock at an initial purchase price of $15.00. A press release relating to these matters was issued by the company on October 23, 2002.

Concurrently with the approval of the Rights Agreement, the Board approved certain amendments to the By-Laws of Pharmos Corporation. These amendments include the establishment of an advance notice requirement for stockholder-initiated nominations for directors or for other business to be brought before annual meetings of stockholders and the creation of a classified, or "staggered," board of directors, commencing following the next annual meeting of stockholders.

The complete text of the press release issued by the company, the Rights Agreement and the company's amended By-Laws are attached as exhibits to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1  Press Release, dated October 24, 2002.

99.2 Rights Agreement, dated as of October 23, 2002, between Pharmos Corporation and American Stock Transfer & Trust Company, as Rights Agent.

99.3 Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations of the Series D Preferred Stock (attached to this Form 8-K as Exhibit A to Exhibit 99.2).

99.4  Amended and Restated By-Laws of Pharmos Corporation.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2002

PHARMOS CORPORATION


By           /s/ ROBERT W. COOK
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             Robert W. Cook
  Executive Vice President and Chief
          Financial Officer


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